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                         EXHIBIT 4.8 - FORM OF
                        PLACEMENT AGENT'S WARRANT


     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STTEMENT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION UNDER SAID ACT IS AVAILABLE.


     NAVIDEC, INC.

        (Incorporated under the laws of the State of Colorado)

       Void after 5:00 p.m. on the date set forth in this Warrant

Warrant to Purchase on ___________           ________,
 ______    1996

50,000 Shares of
Common Stock


                Warrant for the Purchase of Shares of Common Stock

       FOR VALUE RECEIVED, NAVIDEC, INC., a Colorado corporation (the "Company"), hereby certifies that JOSEPH CHARLES & ASSOCIATES, INC. (the "Holder"), with an address at 356 North Camden Drive, Beverly Hills, California 90210, is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase, from the Company, from the earlier of the date which is (i) six months after the consummation of the contemplated Public Offering referred to in the Company's Confidential Private Placement Memorandum dated July , 1996 (the "Memorandum"), and (ii) one year after the date of the initial closing of the Bridge Financing described in the Memorandum in connection with which this Warrant is being issued (the
"Effective Date"), until expiration at 5:00 p.m. Denver local time on the date which is five years after the Effective Date (the "Expiration Date"), 50,000 fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of the Company at a price of per share (such exercise price per share, as so


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adjusted by the terms hereof, being hereinafter referred to as the
"Exercise Price").

     The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the Effective Date and expiring 5:00 p.m. Denver local time on the Expiration Date, or, if such day is a day on which banking institutions in Denver are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record


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of the shares of Common Stock issuable upon such exercise,
notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.


     3.   Absence of Registration under Securities Act of 1933.

     3.1 The shares of Common Stock issuable upon exercise of this Warrant are not presently registered under the Securities
Act of 1933, as amended (the "Securities Act"). This Warrant is not and will not be registered under the Securities Act.

     3.2 The Warrant Stock and the Warrant may be sold or otherwise disposed of only in accordance with the provisions of this Section 3.

     3.3 The Holder agrees, prior to the transfer of this Warrant or any Warrant Stock, to give written notice to the Company of his intention to effect such transfer and to comply in all other respects with the provisions of this Section 3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by the written opinion, addressed to the Company, of counsel for the Holder, as to whether in the opinion of such counsel (which counsel and opinion shall be satisfactory to counsel for the Company) such proposed transfer may be effected without registration under the Securities Act; provided, however, that no such opinion shall be required in connection with a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). If, in the opinion of such counsel (if such opinion is required hereunder) and counsel for the Company, the proposed transfer of


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this Warrant or any Warrant Stock may be effected without
registration under the Securities Act, the Holder shall thereupon be entitled to transfer this Warrant or such Warrant Stock in accordance with the terms of the notice delivered by him to the Company. Each certificate or other instrument evidencing the securities issued upon the transfer of this Warrant or any Warrant Stock (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend described in Section 12 hereafter unless in the opinion of such counsel and counsel for the Company registration of future transfer is not required by the applicable provisions of the Securities Act; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). The Holder shall not transfer this Warrant or any Warrant Stock until such opinion of counsel has been given to the Company (unless waived by the Company or unless such opinion is not required in accordance with the provisions of this Section 3) or until any registration of the Warrant Stock involved in the above-mentioned request has become effective under the Securities Act.


     4. Registration Rights. The Warrant Stock is subject to certain registration rights as more fully described in the Placement Agent's Warrant Registration Rights Agreement which is an Exhibit thereto.

     5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     6. Exchange, Transfers, Assignment of Warrant. This Warrant is not registered under the Securities Act nor under any applicable state securities law or regulation. This Warrant cannot be exchanged, transferred or assigned without the prior written consent of the Company, and then in accordance with the provisions of Section 3 hereof. Upon such event and upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with a duly executed assignment and funds sufficient to pay any transfer tax, the Company shall,


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without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

     7. Redemption. At any time commencing six months after the consummation of the contemplated Public Offering, if such Public Offering is consummated, this Warrant is redeemable by the Company, in whole, but not in part, at a price of $.05 for each share of Common Stock exercisable hereunder, upon at least 30 days' prior written notice, provided that the closing bid price for the shares of Common Stock as reported by NASDAQ during a period of 20 consecutive trading days within the 30-day period prior to the date notice of redemption is given is at least 150% above the Public Offering price of the shares of Common Stock, and provided further that at such time there is a current prospectus relating to the Warrant Stock then in effect, and such Warrant Stock is qualified for sale or exempt from qualification under applicable state securities laws of the state in which the Holder resides.

     8. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.


     9. Reports. For so long as the Holder is the registered owner of the Warrant, the Company shall furnish to the Holder one copy of (i) such financial statements and other periodic reports as it may from time to time distribute generally to the holders of any class of its capital stock; and (ii) each annual or other report it is required to file with the Securities and Exchange Commission.


     10.  Standard Antidilution Provisions.

     This Warrant shall be subject to adjustment as follows:

     10.1 In case the Company shall at any time after the Effective Date (i) pay a dividend in shares of its capital stock,
(ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock:

          (a)  the Exercise Price in effect immediately prior to


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such date shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such date before giving effect to such stock dividend, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect thereto; and

          (b) the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the date of the occurrence of an event specified in (i), (ii) or (iii) above shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date before giving effect to such stock dividend, subdivision, or combination and the numerator of which shall be the number of shares of Common Stock outstanding after giving effect thereto.

     10.2 If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 10.1 above, or a reorganization, merger, consolidation or sale of assets provided for in Section 10.3 below), then, and after such event, the Holder of this Warrant shall upon the exercise of this Warrant receive the kind and amount, as reasonably determined by the Company's Board of Directors, of shares of Common Stock and other securities and property receivable upon such reorganization, merger, consolidation, asset sale, reclassification, or other change in exchange for shares that would have been issued if this Warrant had been exercised, immediately prior to such reorganization, reclassification, merger, consolidation, asset sale, or change, all subject to further adjustment as provided herein.

     10.3 If at any time or from time to time there shall be a reorganization of the Common Stock (other than a subdivision or combination provided for in Sections 10.1 or 10.2 above) or a merger or consolidation or the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Company's Board of Directors so that the Holder of the Warrant shall thereafter be entitled to receive upon exercise of such Warrant, the number of shares of stock or other securities or


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property of the Company or the successor entity resulting from such merger or consolidation or sale to whom a holder of Common Stock delivered upon exercise of the Warrant immediately prior to such reorganization, merger, consolidation or sale, would have been entitled to receive on such reorganization, merger, consolidation or sale.

     10.4 The adjustments provided for in this Section 10 are cumulative and shall apply to successive divisions, subdivisions, combinations, reorganizations, mergers or other events contemplated herein resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section 10.4, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect.

     10.5 Upon each adjustment of the Exercise Price, the Company shall give prompt written notice thereof addressed to the registered Holder at the address of such Holder as shown on the records of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the exercise of such Holder's Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     10.6 In the event of any question arising with respect to the adjustments provided for in this Section 10, such question shall be conclusively determined by an opinion of independent certified public accountants appointed by the Company (who may be auditors of the Company) and reasonably acceptable to the Holder of this Warrant. Such accountants shall have access to all necessary records of the Company, and such determination shall be binding upon the Company and the Holder.

     10.7 Notwithstanding anything to the contrary contained herein, the provisions of this Section 10 shall not apply to the reverse split of the Company's shares of Common Stock outstanding, as described in the Memorandum.

     11. Special Antidilution Provisions. If after the date of this Warrant, the Company issues or grants any Common Stock or other securities or options convertible into Common Stock or other rights to purchase any Common Stock (hereafter such Common


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Stock, convertible stock or other securities, and the Common
Stock subject to the purchase right described in this sentence is referred to as the "Additional Stock" and the date of the issuance of grant shall be referred to as the "Grant Date"), and if the consideration received or receivable by the Company upon the issuance of the Additional Stock or the conversion price used to determine the number of shares of Common Stock issuable upon conversion of the convertible security (hereafter such consideration is referred to as the "Additional Issue Price") is, prior to the contemplated Public Offering, if such Public Offering is consummated, less than the exercise price of the Warrant Stock hereunder, or after the consummation of such Public Offering, less than the fair market value of the Common Stock at the Grant Date, then there shall be issued to the Holder that number of additional shares of Common Stock sufficient so that the product of (X) the number of shares of Warrant Stock exercisable hereunder multiplied by (Y) the fair market value of the Common Stock at the Grant Date is equal to the product of (A) the Additional Issue Price and (B) the sum of (i) the number of shares of Warrant Stock exercisable hereunder and (ii) the additional shares of Common Stock issuable under this Section
11.1. In no event shall the term "Adjustment Stock" refer to, or will the provisions of this Section 11.1 be applicable to Common Stock or other securities or options convertible into Common Stock or other rights to purchase any Common Stock granted or issued to bona-fide employees and independent consultants to the Company and any of its subsidiaries.

          For purposes of this Section 11, fair market value shall be determined by the Company's Board of Directors and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Additional Stock is granted, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.


     12. Legend. Upon exercise of this Warrant and the issuance of any of the Warrant Stock thereunder, all certificates representing shares shall bear on the face thereof substantially the following legends:


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          The shares of common stock represented by this
certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration.

     13. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Colorado.

     14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, by Federal Express or other national overnight courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, and, if mailed, shall be deemed to have been received on the third day after a notice has been sent as follows:


          If to the Holder, to the address provided by such Holder.

          If to the Company, at 14 Inverness Drive, Building F,
Suite 116, Englewood, Colorado  80112.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                              NAVIDEC, INC.




                              By:
                                  ------------------------------
                                   Ralph Armijo, President


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WARRANT EXERCISE FORM

(To be executed by the Registe red Holder
in order to Exercise the Warra     nt)


     The undersigned hereby irrevocably elects to exercise the
right to purchase               shares covered by this Warrant
according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full.





                              Signature



                              Address



Dated:                    , 199__